Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

SECOND QUARTER OF FISCAL 2026

CALABASAS HILLS, Calif. – July 28, 2026 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the second quarter of fiscal 2026, which ended on June 30, 2026.

Total revenues were $1,029.6 million in the second quarter of fiscal 2026 compared to $955.8 million in the second quarter of fiscal 2025. Net income and diluted net income per share were $68.4 million and $1.41, respectively, in the second quarter of fiscal 2026.

The Company recorded a pre-tax net expense of $1.4 million related to Fox Restaurant Concepts (“FRC”) acquisition-related items, and impairment of assets and lease termination expenses. Excluding the after-tax impact of these items and certain other items, adjusted net income and adjusted diluted net income per share for the second quarter of fiscal 2026 were $69.7 million and $1.44, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 5.8% year-over-year in the second quarter of fiscal 2026.

“We built on our strong start to the year with another quarter of better-than-expected financial results, as revenue, margins and earnings all exceeded our expectations,” said David Overton, Chairman and Chief Executive Officer. “Our performance was led by The Cheesecake Factory restaurants, with comparable sales and traffic meaningfully outperforming the broader casual dining industry. Continued momentum from our menu innovation, rewards program and marketing efforts strengthened consumer awareness and engagement, contributing to our strong top-line performance. At the same time, our operators remained sharply focused on execution, delivering year-over-year improvements in labor productivity and food efficiency supporting strong profitability.”

Mr. Overton continued, "Our success has long been driven by our commitment to delivering the exceptional hospitality, high-quality food and memorable dining experiences our guests have come to expect. We continue to lean into culinary innovation and our digital capabilities to build on those strengths, ensuring our concepts evolve and resonate with guests in an increasingly competitive environment. Together with our experienced operators, differentiated concepts and strong financial foundation, these efforts position us well to continue executing our strategy, delivering profitable growth and creating shareholder value."

26901 Malibu Hills Road, Calabasas Hills, CA 91301• Telephone (818) 871-3000

Development

During the second quarter of fiscal 2026, the Company opened four new restaurants, including two North Italia’s, one Flower Child and one FRC restaurant. Subsequent to quarter-end, the Company opened one The Cheesecake Factory location.

The Company continues to expect to open as many as 26 new restaurants in fiscal 2026, including as many as five to six The Cheesecake Factory restaurants, six to seven North Italia locations, seven Flower Child locations and as many as seven FRC restaurants.

Liquidity and Capital Allocation

As of June 30, 2026, the Company had total available liquidity of $561.7 million, including a cash balance of $195.2 million and $366.5 million of availability on its revolving credit facility with no outstanding balance. During the quarter, the Company repaid the remaining $69.0 million principal amount of 0.375% convertible senior notes due 2026. As of June 30, 2026, total principal amount of debt outstanding was $575 million, representing the principal amount of 2.00% convertible senior notes due 2030.

During the second quarter of fiscal 2026, the Company repurchased approximately 158,600 shares of its stock at a cost of $9.3 million. In addition, the Company’s Board of Directors has declared a quarterly dividend of $0.30 per share to be paid on August 25, 2026, to shareholders of record at the close of business on August 11, 2026.

Conference Call and Webcast

The Company will hold a conference call to review its results for the second quarter of fiscal 2026 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people—this defines who we are and where we are going. We currently own and operate 375 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia®, Flower Child® and a collection of other FRC brands. Internationally, 36 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2026, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the thirteenth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com, www.iamaflowerchild.com and www.foxrc.com.

From Fortune. ©2026 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® and Fortune 100 Best Companies to Work For® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301• Telephone (818) 871-3000

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the Company’s operations, growth, restaurant development and other objectives. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including government shutdowns, trade policy, interest rate fluctuations, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia, Flower Child and Other Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross-border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of changes in tax laws; changes in laws impacting the Company’s business; adverse weather conditions and natural disasters in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301• Telephone (818) 871-3000

The Cheesecake Factory Incorporated
Condensed Consolidated Statements of Income
(unaudited; in thousands, except per share data)

	13 Weeks Ended June 30, 2026		13 Weeks Ended July 1, 2025		26 Weeks Ended June 30, 2026		26 Weeks Ended July 1, 2025
Consolidated Statements of Income	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$1,029,633	100.0%	$955,825	100.0%	$2,008,466	100.0%	$1,883,022	100.0%
Costs and expenses:
Food and beverage costs	223,847	21.8%	205,843	21.6%	436,097	21.7%	408,104	21.7%
Labor expenses	351,475	34.1%	333,519	34.9%	699,244	34.8%	664,594	35.3%
Other operating costs and expenses	272,688	26.5%	255,722	26.8%	537,041	26.8%	502,147	26.7%
General and administrative expenses	65,592	6.4%	58,778	6.1%	129,523	6.5%	118,710	6.3%
Depreciation and amortization expenses	29,103	2.8%	26,860	2.8%	57,087	2.8%	52,942	2.8%
Impairment of assets and lease terminations	124	0.0%	222	0.0%	953	0.0%	600	0.0%
Acquisition-related contingent consideration, compensation and amortization expenses	1,235	0.1%	1,012	0.1%	2,437	0.1%	2,010	0.1%
Preopening costs	6,961	0.7%	9,047	0.9%	12,431	0.6%	17,134	0.9%
Total costs and expenses	951,025	92.4%	891,003	93.2%	1,874,813	93.3%	1,766,241	93.8%
Income from operations	78,608	7.6%	64,822	6.8%	133,653	6.7%	116,781	6.2%
Interest expense, net	(2,057)	(0.1)%	(2,873)	(0.3)%	(4,052)	(0.2)%	(5,201)	(0.3)%
Loss on debt extinguishment	-	0.0%	-	0.0%	-	0.0%	(15,891)	(0.8)%
Other income, net	352	0.0%	280	0.0%	653	0.0%	1,023	0.0%
Income before income taxes	76,903	7.5%	62,229	6.5%	130,254	6.5%	96,712	5.1%
Income tax provision	8,509	0.9%	7,417	0.8%	12,312	0.6%	8,959	0.4%
Net income	$68,394	6.6%	$54,812	5.7%	$117,942	5.9%	$87,753	4.7%

Basic net income per share	$1.47		$1.18		$2.53		$1.87
Basic weighted average shares outstanding	46,628		46,391		46,606		46,958

Diluted net income per share	$1.41		$1.14		$2.43		$1.80
Diluted weighted average shares outstanding	48,490		48,102		48,446		48,679

26901 Malibu Hills Road, Calabasas Hills, CA 91301• Telephone (818) 871-3000

The Cheesecake Factory Incorporated
Selected Segment Information
(unaudited; in thousands)

	For the 13 Weeks Ended June 30, 2026
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$729,476	$98,440	$104,032	$97,685	$1,029,633
Costs and expenses:
Food and beverage costs	158,674	22,301	23,187	19,685	223,847
Labor expenses	237,383	37,134	39,319	37,639	351,475
Other operating costs and expenses	186,371	26,386	31,242	28,689	272,688
General and administrative expenses	-	-	-	65,592	65,592
Depreciation and amortization expenses	17,526	3,624	3,598	4,355	29,103
Impairment of assets and lease terminations expenses	11	-	3	110	124
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	315	920	1,235
Preopening costs	1,509	2,255	2,412	785	6,961
Total costs and expenses	601,474	91,700	100,076	157,775	951,025
Income/(loss) from operations	$128,002	$6,740	$3,956	$(60,090)	$78,608

	For the 13 Weeks Ended July 1, 2025
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$683,257	$90,830	$90,178	$91,560	$955,825
Costs and expenses:
Food and beverage costs	147,377	19,835	19,794	18,837	205,843
Labor expenses	231,241	33,519	33,445	35,314	333,519
Other operating costs and expenses	178,142	24,057	27,229	26,294	255,722
General and administrative expenses	-	-	-	58,778	58,778
Depreciation and amortization expenses	16,196	3,074	3,264	4,326	26,860
Impairment of assets and lease terminations expenses	196	-	15	11	222
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	315	697	1,012
Preopening costs	3,558	1,946	2,202	1,341	9,047
Total costs and expenses	576,710	82,431	86,264	145,598	891,003
Income/(loss) from operations	$106,547	$8,399	$3,914	$(54,038)	$64,822

	For the 26 Weeks Ended June 30, 2026
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$1,419,949	$187,919	$208,554	$192,044	$2,008,466
Costs and expenses:
Food and beverage costs	309,832	42,565	46,219	37,481	436,097
Labor expenses	475,737	70,555	78,488	74,464	699,244
Other operating costs and expenses	366,668	51,103	61,906	57,364	537,041
General and administrative expenses	-	-	-	129,523	129,523
Depreciation and amortization expenses	34,696	6,818	6,963	8,610	57,087
Impairment of assets and lease terminations expenses	568	-	5	380	953
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	631	1,806	2,437
Preopening costs	2,924	4,169	4,143	1,195	12,431
Total costs and expenses	1,190,425	175,210	198,355	310,823	1,874,813
Income/(loss) from operations	$229,524	$12,709	$10,199	$(118,779)	$133,653

	For the 26 Weeks Ended July 1, 2025
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$1,355,991	$174,240	$177,602	$175,189	$1,883,022
Costs and expenses:
Food and beverage costs	295,032	38,250	38,943	35,879	408,104
Labor expenses	464,632	65,436	65,007	69,519	664,594
Other operating costs and expenses	352,746	46,677	52,794	49,930	502,147
General and administrative expenses	-	-	-	118,710	118,710
Depreciation and amortization expenses	32,422	5,872	6,299	8,349	52,942
Impairment of assets and lease terminations expenses	271	-	315	14	600
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	631	1,379	2,010
Preopening costs	4,908	4,626	4,995	2,605	17,134
Total costs and expenses	1,150,011	160,861	168,984	286,385	1,766,241
Income/(loss) from operations	$205,980	$13,379	$8,618	$(111,196)	$116,781

26901 Malibu Hills Road, Calabasas Hills, CA 91301• Telephone (818) 871-3000

The Cheesecake Factory Incorporated
Selected Operating, Restaurant and Balance Sheet Information
(unaudited; in thousands, except statistical data)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
The Cheesecake Factory restaurants operating information:	June 30, 2026	July 1, 2025	June 30, 2026	July 1, 2025
Comparable restaurant sales vs. prior year	5.8%	1.2%	3.7%	1.1%
Restaurants opened during period	-	2	-	2
Restaurants open at period-end	216	216	216	216
Restaurant operating weeks	2,808	2,794	5,624	5,589

North Italia operating information:
Comparable restaurant sales vs. prior year	(3)%	(1)%	(3)%	(1)%
Restaurants opened during period	2	1	3	4
Restaurants open at period-end	51	46	51	46
Restaurant operating weeks	650	590	1,275	1,150

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	1	2	2	4
Restaurants open at period-end	57	51	57	51
Restaurant operating weeks	732	659	1,452	1,285

Other operating information:(2)
Restaurants opened during period	1	3	2	6
Restaurants open at period-end	50	49	50	49
Restaurant operating weeks	637	618	1,276	1,201

Number of company-owned restaurants:
The Cheesecake Factory	216
North Italia	51
Other FRC	57
Other	50
Total	374

Number of international-licensed restaurants:
The Cheesecake Factory	36

(1) The Other FRC segment includes all FRC brands except Flower Child.
(2) The Other segment includes the Flower Child and Grand Lux Cafe concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	June 30, 2026	December 30, 2025
Cash and cash equivalents	$195,170	$215,729
Long-term debt, net of issuance costs (1)	562,895	630,074

(1) As of June 30, 2026, includes $562.9 million net balance of 2.00% convertible senior notes due 2030 (principal amount of $575 million less $12.1 million in unamortized issuance costs). The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301• Telephone (818) 871-3000

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated
Reconciliation of Non-GAAP Financial Measures
(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	June 30, 2026	July 1, 2025	June 30, 2026	July 1, 2025
Net income (GAAP)	$68,394	$54,812	$117,942	$87,753
Impairment of assets and lease termination expenses(1)	124	222	953	600
Acquisition-related contingent consideration, compensation and amortization expenses(2)	1,235	1,012	2,437	2,010
Loss on extinguishment of debt(3)	-	-	-	15,891
Uncertain tax positions(4)	310	-	310	-
Tax effect of adjustments(5)	(353)	(321)	(882)	(4,811)
Adjusted net income (non-GAAP)	$69,710	$55,725	$120,760	$101,443

Diluted net income per share (GAAP)	$1.41	$1.14	$2.43	$1.80
Impairment of assets and lease termination expenses(1)	0.00	0.00	0.02	0.01
Acquisition-related contingent consideration, compensation and amortization expenses(2)	0.03	0.02	0.05	0.04
Loss on extinguishment of debt(3)	-	-	-	0.33
Uncertain tax positions(4)	0.01	-	0.01	-
Tax effect of adjustments(5)	(0.01)	(0.01)	(0.02)	(0.10)
Adjusted diluted net income per share (non-GAAP)(6)	$1.44	$1.16	$2.49	$2.08

(1) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen and twenty-six weeks ended June 30, 2026 and July 1, 2025 can be found in the Selected Segment Information table.
(2) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.
(3) Represents premium paid and acceleration of previously unamortized deferred financing costs as a result of partial redemption of our convertible senior notes due 2026.
(4) Represents change to a reserve for uncertain tax positions taken in prior years related to tenant improvements allowances and Section 199 deductions. Uncertain tax positions taken in a tax return are recognized in the financial statements when it is more likely than not that the position will be sustained upon examination by tax authorities based on technical merits, taking into account available administrative remedies and litigation.
(5) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2026 and 2025 periods.
(6) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301• Telephone (818) 871-3000